Exhibit 10.5

Amendment to Employment Agreement

This Amendment to Employment Agreement, dated as of February 4, 2019 (the “Amendment”) serves as an amendment to the Employment Agreement by and between Robert Saltiel and Key Energy Services, Inc., dated as of August 17, 2018 (the “Employment Agreement”). Capitalized terms not defined herein have the meaning ascribed to them in the Employment Agreement.

WHEREAS, Executive and the Company desire to amend the Employment Agreement in certain respects, and agree that all other terms and conditions of the Employment Agreement shall otherwise remain in place, except as expressly amended herein.

NOW, THEREFORE, for valuable consideration, receipt and sufficiency of which are hereby acknowledged, Executive and the Company hereby agree as follows, effective as of the date first set forth above:

1.	Section 5(c) of the Employment Agreement is amended and restated as follows:

“Annual Long-Term Incentive Awards. During the Employment Period, Executive will be eligible to receive annual grants under the Company’s long-term incentive compensation plans (the “LTI Plans”). With respect to the fiscal year 2018 annual grant, on or as soon as reasonably practicable following the Effective Date, the Company will grant Executive a number of time-vesting restricted stock units equal to (i) $1,250,000 divided by (ii) the closing price of a share of Company common stock on the New York Stock Exchange on the last trading date prior to the grant date, rounded down to the nearest whole number. The fiscal year 2018 annual grant will vest in equal annual installments on the first three anniversaries of the grant date, subject to continued employment with the Company through each vesting date, and will be granted on the form of award agreement attached hereto as Annex A. With respect to the fiscal year 2019 annual grant, such grant will be made on or before April 30, 2019 and will consist of (A) an award of 600,000 time-vesting restricted stock units that vest in equal annual installments on the first three anniversaries of the grant date, subject to the terms of the Key Energy Services, Inc. 2016 Equity and Cash Incentive Plan and the applicable award agreement, and (B) a time-vesting cash long-term incentive award in an amount equal to $1,000,000 that vests forty percent (40%) on the first anniversary of the grant date and sixty percent (60%) on the second anniversary of the grant date, subject to the terms of the applicable award agreement. With respect to annual grants for fiscal years 2020 and thereafter, each such annual grant (A) will have a grant date target value of no less than $3,750,000, (B) will be in the form comprised of no less than fifty percent (50%) time-vesting and the remainder performance-vesting restricted stock units, as determined by the Board in its sole discretion, (C) will be subject to the terms of the applicable LTI Plan and award agreement, to the extent consistent with this Agreement, and (D) will be made on or before April 30 of each calendar year.”

2.	Except as provided herein, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

3.

The validity, interpretation, construction and performance of this Amendment will be governed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, without giving effect to any choice or conflicts of laws principles which would cause the application of the domestic substantive laws of any other jurisdiction.

4.

This Amendment may be executed in any number of counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. This Amendment will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all of the parties reflected hereon as the signatories. Photographic, faxed or PDF copies of such signed counterparts may be used in lieu of the originals for any purpose.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

Key Energy Services, Inc.

By
Bryan Kelln
Director

Robert Saltiel